Exhibit 10.6(a)
LIST OF REGISTRANT’S DIRECTORS AND EXECUTIVE OFFICERS
WHO ENTERED INTO INDEMNIFICATION AGREEMENT
REFERENCED IN EXHIBIT 10.6 WITH THE REGISTRANT

Name of Director or Executive Officer	Effective Date of Agreement
Robert Greenberg	June 7, 1999
Michael Greenberg	June 7, 1999
David Weinberg	June 7, 1999
Philip Paccione	June 7, 1999
Richard Siskind	June 7, 1999
Jeffrey Greenberg	September 7, 2000
Geyer Kosinski	October 2, 2001
Mark Nason	March 1, 2002
Frederick Schneider	February 5, 2004
Morton D. Erlich	January 3, 2006